UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2011 (June 7, 2011)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

TICC Capital Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on June 7, 2011 and submitted four matters to the vote of the shareholders. A summary of the matters voted upon by shareholders is set forth below.

1. Shareholders elected two nominees for directors each to serve for a three-year term to expire at the 2014 Annual Meeting of Shareholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes

Charles M. Royce	16,263,244	1,827,340	6,242,485

Steven P. Novak	17,305,222	785,362	6,242,485

2. Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,002,937	218,769	111,363	N/A

3. Shareholders approved a proposal to authorize the Company to issue securities to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

12,194,501	5,715,212	180,871	6,242,485

4. Shareholders approved a proposed new investment advisory agreement by and between the Company and TICC Management, LLC, on terms identical to the current investment advisory agreement, except for the date of execution, under which TICC Management, LLC will continue to act as investment adviser to the Company, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

17,477,257	440,872	172,455	6,242,485

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2011	TICC CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President